UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No .1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 16, 2021
_________________________________
Sonida Senior Living, Inc.
(Exact name of registrant as specified in its charter)
_________________________________
Delaware
(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

16301 Quorum Drive
Suite #160A
Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)
(972) 770-5600
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
_________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNDA	New York Stock Exchange

EXPLANATORY NOTE

The sole purpose of this amendment to the Current Report on Form 8-K filed by Sonida Senior Living, Inc. (formerly Capital Senior Living Corporation) with the Securities and Exchange Commission on August 16, 2021 (the “Form 8-K”), is to add Inline eXtensible Business Reporting Language tagging to the cover page of the Form 8-K and to furnish Exhibit 104 relating to the same. All other information in the Form 8-K and exhibits thereto remains unchanged.

Item 2.02 Results of Operations and Financial Condition.

On August 16, 2021, Capital Senior Living Corporation (the “Company”) issued a press release to revise certain Supplemental Information filed with the Company’s press release for the financial results for the second quarter of 2020 which was dated August 12, 2021.

The Company identified an inconsistency in the preparation of the Supplemental Information. Operating expenses and operating margin have been corrected to $36.4 million and 21.5% for the second quarter of 2021, respectively, and $34.7 million and 30.0% for the second quarter of 2020, respectively. Operating expenses and operating margin comparisons changed accordingly.

Any of these figures that were incorrectly stated on the earnings call should be considered revised accordingly.

The corrected Supplemental Information is below:

Capital Senior Living Corporation
Supplemental Information

	Second Quarter			First Quarter 2021	Sequential increase (decrease)
	2021	2020	Increase (decrease)
Selected Operating Results
I. Continuing community portfolio (1)
Number of communities	60	60	—	60	—
Unit capacity	5,629	5,634	(5)	5,631	(2)
Financial occupancy (2)	78.1%	81.5%	(3.4)%	75.5%	2.6%
Revenue (in millions)	$46.4	$49.6	$(3.2)	$45.2	$1.3
Operating expenses (in millions) (3)	$36.4	$34.7	$1.7	$36.1	$0.3
Operating margin	21.5%	30.0%	(8.5)%	20.1%	1.4%
Average monthly rent	$3,518	$3,600	$(82)	$3,531	$(13.0)
II. Managed communities
Number of communities	15	6	9	16	(1)
Management fee revenue	$763	$159	$604	$1,186	$(423)
III. Consolidated Debt Information (in thousands, except for interest rates)
(Excludes insurance premium financing)
Total variable rate mortgage debt	$122,261	$132,992		$122,742
Total fixed rate debt	$677,860	$788,662		$743,008
Weighted average interest rate	4.6%	4.5%		4.5%
(1)Excludes 9 and 15 properties in the process of transitioning ownership back to Fannie Mae at June 30, 2021 and March 31, 2021, respectively.
(2)Financial occupancy represents actual days occupied divided by total number of available days during the quarter.
(3)Includes real estate taxes and insurance, excludes management fees.

Item 7.01    Regulation FD Disclosure.
By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. The Company assumes no obligation to update or supplement forward-looking statements in this presentation that become untrue because of new information, subsequent events or otherwise.
Item 9.01    Financial Statements and Exhibits.
(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits.

*99.1	Press Release dated August 16, 2021 (previously furnished as Exhibit 99.1 to this Form 8-K)
104	Cover Page Interactive Date File-formatted as Inline XBRL.
*    These exhibits to this Current Report are not being filed but are being furnished pursuant to Item 9.01.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2022	Sonida Senior Living, Inc.

	By:	/s/ Kimberly S. Lody
	Name:	Kimberly S. Lody
	Title:	President and Chief Executive Officer